Exhibit 99.1

WisdomTree Announces Third Quarter 2013 Results

Record net income $15.0 million up 230% from year ago quarter; Diluted EPS $0.11

Record revenues, up 83% from year ago quarter

$1.2 billion net inflows in quarter; Net inflow market share 2.1% in third quarter, 9.8% YTD

New York, NY – (GlobeNewswire) – October 25, 2013 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $15.0 million for the third quarter of 2013, or $0.11 per share on a fully diluted basis. This compares to $4.5 million in the third quarter of 2012 and $12.2 million in the second quarter of 2013.

WisdomTree CEO and President Jonathan Steinberg commented, “WisdomTree continues to drive top line growth with $1.2 billion in net inflows in the quarter, comprised by balanced inflows across domestic, international and emerging market equity ETFs; as well as continued strength in our franchise-leading yen hedged Japan fund. We are effectively capitalizing on the greater awareness of our currency hedged equity family which is translating into significant asset growth in sister products. Importantly, we continue to position the company for future growth and have launched eight new ETFs so far this year.”

Mr. Steinberg added, “As we continue to grow and reach economies of scale, we are demonstrating the powerful operating leverage in our business. WisdomTree’s pre-tax margins reached 38% on a base of $30.5 billion in average assets under management.”

Assets Under Management, Net Inflows and Market Share

ETF assets under management (“AUM”) were $31.4 billion at September 30, 2013, up 86.8% from $16.8 billion at September 30, 2012, and up 8.2% from $29.0 billion at June 30, 2013. Net inflows for the third quarter of 2013 were $1.2 billion as compared to $1.0 billion in the third quarter of 2012 and $5.0 billion in the second quarter of 2013. WisdomTree’s market share of industry net inflows was 2.1% in the third quarter of 2013 as compared to 2.0% in the third quarter of 2012 and 32.2% in the second quarter of 2013. For the first nine months of 2013, WisdomTree’s market share was 9.8% as compared to 2.8% in the same period last year.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Sep. 30,	Jun. 30,	Sep. 30,	Jun. 30,	Sep. 30,
	2013	2013	2012	2013	2012
Operating Highlights ($, in billions):
ETF AUM	$31.4	$29.0	$16.8	8.2%	86.8%
ETF net inflows	$1.2	$5.0	$1.0	(76.6%)	12.0%
Average ETF AUM	$30.5	$28.4	$15.8	7.3%	93.2%
Average ETF advisory fee	0.51%	0.52%	0.54%	(.01)	(0.3)
Market share of industry inflows	2.1%	32.2%	2.0%	(30.1)	+0.1

Financial Highlights ($, in millions, except per share amounts):
Total revenues	$39.6	$37.3	$21.7	6.2%	83.0%
Net income	$15.0	$12.2	$4.5	22.2%	230.1%
Diluted earnings per share	$0.11	$0.09	$0.03	22.2%	266.7%
Proforma operating income (non-GAAP)	$15.0	$12.2	$4.8	22.2%	214.9%
Gross margin[1] (non-GAAP)	77%	74%	68%	+3	+9
Pre-tax margin	38%	33%	21%	+5	+17
Proforma pre-tax margin (non-GAAP)	38%	33%	22%	+5	+16

	Nine Months Ended
	Sep. 30,	Sep. 30,
	2013	2012	Change
Operating Highlights ($, in billions):
ETF AUM	$31.4	$16.8	86.8%
ETF net inflows	$12.0	$3.7	227.1%
Average ETF AUM	$26.9	$15.1	78.9%
Average ETF advisory fee	0.52%	0.54%	(0.02)
Market share of industry inflows	9.8%	2.8%	+7.0

Financial Highlights ($, in millions, except per share amounts):
Total revenues	$106.3	$61.2	73.6%
Net income	$35.1	$5.8	na
Diluted earnings per share	$0.25	$0.04	na
Proforma operating income (non-GAAP)	$35.1	$9.7	259.9%
Gross margin[1] (non-GAAP)	75%	66%	+9
Pre-tax margin	33%	9%	+24
Proforma pre-tax margin (non-GAAP)	33%	16%	+17

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

•	On July 25, 2013, WisdomTree announced the launch of the WisdomTree U.S. SmallCap Dividend Growth Fund (DGRS)

•	On August 1, 2013, WisdomTree announced the launch of the WisdomTree Emerging Markets Dividend Growth Fund (DGRE)

•	On September 12, 2013, WisdomTree announced the WisdomTree Japan Hedged SmallCap Equity Fund (DXJS) filed a notification with the Financial Services Agency of Japan and is now available for sale in Japan through Japanese securities companies

•	On September 27, 2013, WisdomTree announced the launch of the WisdomTree Emerging Markets Consumer Growth Fund (EMCG)

•	In September 2013, WisdomTree entered agreements to change fund administration and custody services from Bank of New York Mellon to State Street Bank and Trust Company, effective April 1, 2014

•	On October 17, 2013, WisdomTree announced the launch of the WisdomTree Germany Hedged Equity Fund (DXGE)

Performance

In evaluating the performance of our equity approach, 41% of the $28.6 billion invested in our equity ETFs and 53% (21 of 40) of our equity ETFs outperformed their capitalization-weighted or competitive benchmarks since their respective inceptions as of September 30, 2013.

In evaluating the performance of our Equity, Fixed Income and Alternatives ETFs against actively managed and indexed based mutual funds and ETFs, 85% of the $30.8 billion invested in our ETFs and 55% (26 of 47) of our ETFs outperformed their comparable Morningstar average since inception as of September 30, 2013.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Third Quarter Financial Discussion

Revenues

Total revenues increased 83.0% to a record $39.6 million as compared to the third quarter of 2012 and 6.2% compared to the second quarter of 2013 primarily due to higher average AUM as a result of positive net inflows into our ETFs and market appreciation. Our average advisory fee earned was 0.51% as compared to 0.54% for the third quarter of 2012 and 0.52% in the second quarter of 2013 due to the majority of our inflows going to our Japan hedged equity ETF (DXJ), which has an expense ratio of 0.48%.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 77% in the third quarter of 2013 as compared to 68% in the third quarter of 2012 and 74% in the second quarter of 2013.

Our pre-tax margin was 38% in the third quarter of 2013 as compared to 21% (or 22% proforma) in the third quarter of 2012 and 33% in the second quarter of 2013 reflecting the operating scale in our business model.

Expenses

Total expenses increased 44.0% to $24.7 million from $17.1 million in the third quarter of 2012. Included in the prior year quarter was $0.2 million of net costs related to patent litigation. Excluding this cost, total expenses increased 45.9% compared to the third quarter of 2012. Total expenses decreased 1.7% from $25.1 million in the second quarter of 2013.

•	Compensation and benefits expense increased 68.3% to $9.6 million compared to the third quarter of 2012. This increase was primarily due to higher accrued incentive compensation due to our record level of net inflows on a year-to-date basis in 2013; higher headcount related expenses to support our growth; and higher stock based compensation expense due to equity awards granted to our employees as part of 2012 year-end compensation. Compensation and benefits expense increased 2.1% compared to the second quarter of 2013 primarily due to payroll taxes as a result of option exercises as well as increased headcount. Partly offsetting these increases, was lower accrued incentive compensation due to our lower level of net inflows in the third quarter as compared to the second quarter of 2013.

Our headcount at the end of the third quarter of 2013 was 84 compared to 70 at the end of the third quarter of 2012 and 79 at the end of the second quarter of 2013.

•	Fund management and administration expenses increased 55.1% to $8.8 million compared to the third quarter of 2012. At the end of 2012, we ended our joint venture with BNY Mellon. As a result, we began to record certain operating costs related to our currency and fixed income ETFs, which were previously recognized by BNY Mellon as part of the joint venture. This resulted in approximately $0.5 million in higher costs this quarter, while eliminating the expense of the third-party sharing arrangement. Higher average AUM resulted in a $2.3 million increase in variable fees charged by our third party service providers associated with AUM.

Fund management and administration expenses decreased 3.4% compared to the second quarter of 2013 primarily due to variable regulatory fees associated with net inflow levels. We also incurred higher expenses in the second quarter due to the annual rebalancing of our international equity ETFs.

•	Marketing and advertising expenses increased $1.2 million to $2.0 million compared to the third quarter of 2012 primarily due to higher levels of advertising related activities to support our growth. This expense decreased 7.5% compared to the second quarter of 2013 due to lower levels of advertising related activities.

•	Sales and business development expenses increased 57.0% to $1.3 million compared to the second quarter of 2012 primarily due to new product development related activities as well as higher levels of spending for sales related initiatives.

Sales and business development expenses decreased 14.1% compared to the second quarter of 2013 primarily due to lower level of sales related spending.

•	Professional and consulting fees decreased 58.5% to $0.5 million compared to the third quarter of 2012 primarily due to lower variable stock based compensation, which ended as of the end of 2012. Professional and consulting fees decreased 17.5% compared to the second quarter of 2013 due to lower level of spending for business consultants.

•	Occupancy, communication and equipment expense increased 93.3% to $0.7 million compared to the third quarter of 2012 and increased 22.3% compared to the second quarter of 2013. This increase was primarily due to costs for new office space which we will occupy in January 2014 as well as expense related to commercial rent tax.

•	Third-party sharing arrangements expense decreased 68.7% to $0.4 million compared to the third quarter of 2012 due to the end of our joint venture with BNY Mellon discussed above.

Third-party sharing arrangements expense decreased 12.6% compared to the second quarter of 2013 due to lower inflow levels by our marketing agent in Latin America.

•	Other expenses increased 35.5% to $1.2 million compared to the third quarter of 2012 and increased 9.7% compared to the second quarter of 2013 primarily due to higher general and administrative expenses.

Balance Sheet

As of September 30, 2013, WisdomTree had total assets of $118.3 million which consisted primarily of cash and cash equivalents of $87.1 million and investments of $11.6 million. There were approximately 129.4 million shares of common stock issued as of September 30, 2013. Fully diluted weighted average shares outstanding was approximately 140.0 million.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, October 25, 2013 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

•	We derive a majority of our revenue from a limited number of products—in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for more than one third of our ETF AUM at September 30, 2013—and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 54 ETFs across Equities, Fixed Income, Currency Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $32.8 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiary WisdomTree Asset Management, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,	%
	2013	2013	2012	2013	2012	2013	2012	Change
Revenues
ETF advisory fees	$39,437	$37,101	$21,440	6.3%	83.9%	$105,691	$60,645	74.3%
Other income	193	230	221	-16.1%	-12.7%	611	579	5.5%

Total revenues	39,630	37,331	21,661	6.2%	83.0%	106,302	61,224	73.6%

Expenses
Compensation and benefits	9,648	9,447	5,734	2.1%	68.3%	26,577	17,068	55.7%
Fund management and administration	8,794	9,106	5,671	-3.4%	55.1%	26,123	16,677	56.6%
Marketing and advertising	2,031	2,196	862	-7.5%	135.6%	6,164	3,736	65.0%
Sales and business development	1,305	1,520	831	-14.1%	57.0%	4,626	2,533	82.6%
Professional and consulting fees	542	657	1,305	-17.5%	-58.5%	1,812	3,815	-52.5%
Occupancy, communication and equipment	723	591	374	22.3%	93.3%	1,691	1,050	61.0%
Depreciation and amortization	84	83	79	1.2%	6.3%	249	225	10.7%
Third party sharing arrangements	374	428	1,194	-12.6%	-68.7%	913	4,168	-78.1%
Other	1,164	1,061	859	9.7%	35.5%	3,086	2,211	39.6%
ETF shareholder proxy	—	—	—	n/a	n/a	—	3,264	n/a
Patent litigation, net	—	—	219	n/a	n/a	—	700	n/a

Total expenses	24,665	25,089	17,128	-1.7%	44.0%	71,241	55,447	28.5%

Income before provision for income taxes	14,965	12,242	4,533	22.2%	n/a	35,061	5,777	n/a

Provision for income taxes	—	—	—			—	—

Net income	$14,965	$12,242	$4,533	22.2%	n/a	$35,061	$5,777	n/a

Net income per share - basic	$0.12	$0.10	$0.04			$0.28	$0.05

Net income per share - diluted	$0.11	$0.09	$0.03			$0.25	$0.04

Weighted average common shares - basic	126,509	125,771	123,214			125,909	121,445

Weighted average common shares - diluted	140,097	140,081	138,458			139,805	137,878

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2013	2013	2012	2013	2012
Revenues
ETF advisory fees	$39,437	$37,101	$21,440	$105,691	$60,645
Other income	193	230	221	611	579

Total revenues	39,630	37,331	21,661	106,302	61,224

Operating expenses
Compensation and benefits	9,648	9,447	5,734	26,577	17,068
Fund management and administration	8,794	9,106	5,671	26,123	16,677
Marketing and advertising	2,031	2,196	862	6,164	3,736
Sales and business development	1,305	1,520	831	4,626	2,533
Professional and consulting fees	542	657	1,305	1,812	3,815
Occupancy, communication and equipment	723	591	374	1,691	1,050
Depreciation and amortization	84	83	79	249	225
Third party sharing arrangements	374	428	1,194	913	4,168
Other	1,164	1,061	859	3,086	2,211

Total proforma operating expenses	24,665	25,089	16,909	71,241	51,483

Proforma operating income	14,965	12,242	4,752	35,061	9,741

ETF shareholder proxy	—	—	—	—	3,264
Patent litigation, net	—	—	219	—	700

Income before provision for income taxes	14,965	12,242	4,533	35,061	5,777

Provision for income taxes	—	—	—	—	—

Net income	$14,965	$12,242	$4,533	$35,061	$5,777

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,114	$41,246
Accounts receivable	16,254	9,348
Other current assets	1,975	1,273

Total current assets	105,343	51,867

Fixed assets, net	1,349	480
Investments	11,603	11,036
Other noncurrent assets	50	42

Total assets	$118,345	$63,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$10,621	$6,924
Compensation and benefits payable	9,391	2,156
Accounts payable and other liabilities	4,026	3,272

Total current liabilities	24,038	12,352

Other noncurrent liabilities	3,063	13

Total liabilities	27,101	12,365

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: issued: 129,410 and 126,554 outstanding: 127,461 and 125,272	1,294	1,265
Additional paid-in capital	182,920	177,826
Accumulated deficit	(92,970)	(128,031)

Total stockholders’ equity	91,244	51,060

Total liabilities and stockholders’ equity	$118,345	$63,425

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2013	2012
Cash flows from operating activities
Net income	$35,061	$5,777
Non-cash items included in net income:
Depreciation and amortization	249	225
Stock-based compensation	5,186	5,903
Deferred rent	111	(106)
Accretion to interest income and other	108	89
Changes in operating assets and liabilities:
Accounts receivable	(3,683)	(3,759)
Other assets	(720)	(185)
Fund management and administration payable	3,697	(736)
Compensation and benefits payable	7,235	(933)
Accounts payable and other liabilities	471	1,251

Net cash provided by operating activities	47,715	7,526

Cash flows from investing activities
Purchase of fixed assets	(1,118)	(182)
Purchase of investments	(3,358)	(6,098)
Proceeds from the redemption of investments	2,693	5,657

Net cash used in investing activities	(1,783)	(623)

Cash flows from financing activities
Net proceeds from sale of common stock	—	4,329
Shares repurchased	(1,413)	(1,169)
Proceeds from exercise of stock options	1,349	3,910

Net cash (used in)/provided by financing activities	(64)	7,070

Net increase in cash and cash equivalents	45,868	13,973

Cash and cash equivalents - beginning of period	41,246	25,630

Cash and cash equivalents - end of period	$87,114	$39,603

Supplemental disclosure of cash flow information
Cash paid for income taxes	$33	$29

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Total ETFs (in millions)
Beginning of period assets	28,975	25,103	15,004	18,286	12,182
Inflows/(outflows)	1,160	4,962	1,036	12,015	3,673
Market appreciation/(depreciation)	1,217	(1,090)	743	1,051	928

End of period assets	31,352	28,975	16,783	31,352	16,783

Average assets during the period	30,473	28,390	15,769	26,932	15,051

ETF Industry and Market Share (in billions)
ETF industry net inflows	55.4	15.4	51.8	123.0	130.0
WisdomTree market share of industry inflows	2.1%	32.2%	2.0%	9.8%	2.8%

International Developed Equity ETFs (in millions)
Beginning of period assets	12,903	8,525	2,846	3,732	2,407
Inflows/(outflows)	957	4,433	(58)	9,600	381
Market appreciation/(depreciation)	771	(55)	108	1,299	108

End of period assets	14,631	12,903	2,896	14,631	2,896

Average assets during the period	14,063	11,444	2,859	10,526	2,798

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	7,172	8,071	5,430	7,332	3,613
Inflows/(outflows)	286	(51)	736	1,111	2,596
Market appreciation/(depreciation)	245	(848)	376	(740)	333

End of period assets	7,703	7,172	6,542	7,703	6,542

Average assets during the period	7,289	7,964	5,915	7,719	5,365

US Equity ETFs (in millions)
Beginning of period assets	5,777	5,161	4,094	4,371	3,429
Inflows/(outflows)	273	547	363	1,111	815
Market appreciation/(depreciation)	221	69	183	789	396

End of period assets	6,271	5,777	4,640	6,271	4,640

Average assets during the period	6,214	5,541	4,393	5,502	4,161

Fixed Income ETFs (in millions)
Beginning of period assets	2,437	2,600	1,698	2,118	1,506
Inflows/(outflows)	(320)	78	148	266	301
Market appreciation/(depreciation)	(22)	(241)	58	(289)	97

End of period assets	2,095	2,437	1,904	2,095	1,904

Average assets during the period	2,246	2,700	1,749	2,466	1,697

Currency ETFs (in millions)
Beginning of period assets	547	626	769	611	950
Inflows/(outflows)	(48)	(62)	(129)	(98)	(315)
Market appreciation/(depreciation)	3	(17)	14	(11)	19

End of period assets	502	547	654	502	654

Average assets during the period	515	607	694	586	819

Alternative Strategy ETFs (in millions)
Beginning of period assets	139	120	167	122	277
Inflows/(outflows)	12	17	(24)	25	(105)
Market appreciation/(depreciation)	(1)	2	4	3	(25)

End of period assets	150	139	147	150	147

Average assets during the period	146	134	159	133	211

Average ETF assets during the period
International developed equity ETFs	46%	40%	18%	39%	19%
Emerging markets equity ETFs	24%	28%	38%	29%	36%
US equity ETFs	20%	20%	28%	20%	28%
Fixed income ETFs	7%	10%	11%	9%	11%
Currency ETFs	2%	2%	4%	2%	5%
Alternative strategy ETFs	1%	0%	1%	1%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.94%	0.94%	0.95%
Emerging markets equity ETFs	0.66%	0.66%	0.67%	0.66%	0.67%
Fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
Currency ETFs	0.50%	0.51%	0.50%	0.50%	0.50%
International developed equity ETFs	0.50%	0.50%	0.54%	0.51%	0.54%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.51%	0.52%	0.54%	0.52%	0.54%

Number of ETFs - end of the period
International developed equity ETFs	20	20	18	20	18
US equity ETFs	13	12	12	13	12
Emerging markets equity ETFs	7	5	5	7	5
Fixed income ETFs	6	6	5	6	5
Currency ETFs	5	5	7	5	7
Alternative strategy ETFs	2	2	2	2	2

Total	53	50	49	53	49

Headcount	84	79	70	84	70

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma operating income, proforma expenses, proforma pre-tax operating margin and gross margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items including (1) our patent litigation with Research Affiliates LLC; and (2) expenses for the WisdomTree ETF shareholder proxy solicitation. Management excludes these items when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2013	2013	2012	2013	2012
GAAP total expenses	$24,665	$25,089	$17,128	$71,241	$55,447

ETF shareholder proxy	—	—	—	—	(3,264)
Patent litigation, net	—	—	(219)	—	(700)

Proforma operating expenses	$24,665	$25,089	$16,909	$71,241	$51,483

GAAP net income	$14,965	$12,242	$4,533	$35,061	$5,777

ETF shareholder proxy	—	—	—	—	3,264
Patent litigation, net	—	—	219	—	700

Proforma operating income	$14,965	$12,242	$4,752	$35,061	$9,741

GAAP net income	$14,965	$12,242	$4,533	$35,061	$5,777
Divide GAAP total revenue	39,630	37,331	21,661	106,302	61,224

GAAP pre-tax margin	37.8%	32.8%	20.9%	33.0%	9.4%

Proforma pre-tax net income	$14,965	$12,242	$4,752	$35,061	$9,741
Divide GAAP total revenue	39,630	37,331	21,661	106,302	61,224

Proforma pre-tax operating margin	37.8%	32.8%	21.9%	33.0%	15.9%

GAAP total revenue	$39,630	$37,331	$21,661	$106,302	$61,224
Fund management and administration	(8,794)	(9,106)	(5,671)	(26,123)	(16,677)
Third party sharing arrangements	(374)	(428)	(1,194)	(913)	(4,168)

Gross margin	$30,462	$27,797	$14,796	$79,266	$40,379

Gross margin percentage	76.9%	74.5%	68.3%	74.6%	66.0%